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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 Registration Statement of Bassett Furniture Industries, Incorporated (the "Company") (which relates to the Company's 2000 Employee Stock Purchase Plan, 1997 Employee Stock Plan and the 1993 Stock Plan for Non-Employee Directors) of our reports dated January 17, 2000 and February 25, 2000 on the financial statements and schedule of Bassett Furniture Industries, Incorporated and the financial statements of Bassett Industries Alternative Asset Fund, L.P., respectively, which reports are included in and incorporated by reference in the Company's Annual Report on Form 10-K/A for the year ended November 27, 1999.


                                 /s/ Arthur Andersen LLP
                                 -----------------------

Greensboro, North Carolina
July 19, 2000